UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15 (d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported):

October 16, 2013

NEVADA GOLD & CASINOS, INC.

(Exact name of registrant as specified in its charter)

Nevada	1-15517	88-0142032
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

133 E. Warm Springs Road Suite 102 Las Vegas, Nevada	89119
(Address of principal executive offices)	(Zip Code)

(702) 685-1000

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders

The annual meeting of shareholders of Nevada Gold & Casinos, Inc. (the “Company”) was held on Tuesday, October 15, 2013, at the New Tropicana Las Vegas, 3801 Las Vegas Boulevard South, Las Vegas, Nevada 89109. 13,586,605 shares of the Company’s common stock were represented at the meeting, either in person or by proxy, constituting 84.39% of the outstanding stock of the Company. The following matters were acted upon:

1. Election of Directors

Two Class III directors, William J. Sherlock and William G. Jayroe, were elected to the Company’s board of directors for a term to expire at the annual meeting of shareholders of the Company to be held in 2016. The results of the election were as follows:

Director Nominee:	For:	Withheld:	Broker Non-Votes:

William J. Sherlock	5,083,981	339,841	8,162,783

William G. Jayroe	4,922,242	501,580	8,162,783

2. Advisory vote to approve named executive officer compensation.

The Advisory vote to approve named executive officer compensation was approved by the following vote:

For:	Against:	Abstain:	Broker Non-Votes:

3,857,450	1,543,846	22,527	8,162,782

3. Advisory vote on frequency of Advisory vote to approve named executive compensation.

The Advisory vote on frequency of Advisory vote to approve named executive compensation was approved to provide for an annual vote on named executive compensation:

Every 1 Year:	Every 2 Years:	Every 3 Years:	Abstain:	Broker Non-Votes:

5,142,329	109,804	40,987	130,702	8,162,783

4. Ratification of the Selection of Ernst & Young LLP as Independent Auditors for the 2014 Fiscal Year

The selection of Ernst & Young LLP as the independent registered public accounting firm of the Company for the 2013 fiscal year was approved by the following vote:

For:	Against:	Abstain:	Broker Non-Votes:

13,421,614	107,071	57,920	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned who is duly authorized.

NEVADA GOLD & CASINOS, INC.

Date: October 16, 2013	By:	/s/ James J. Kohn
James J. Kohn
Executive Vice President and CFO